Exhibit 107

Calculation of Filing Fee Table

Form F-3

(Form Type)

NEOVASC INC.

(Exact Name of Registrant as Specified in its Charter)

CALCULATION OF REGISTRATION FEE

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward File Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Shares	457	(o)	(1)(2) 15,674,184		$15,674,184	0.0000927	$1,453.00 (3)
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	-	-	-		-		-			-	-	-	-
Total Offering Amounts							$15,674,184		$1,453.00
Total Fees Previously Paid									$0.00
Total Fee Offsets									$1,453.00
Net Fee Due									$0.00

(1)	Up to 15,674,184 common shares may be sold from time to time pursuant to this registration statement by the selling shareholder. In addition, pursuant to Rule 416 under the Securities Act, the common shares being registered hereunder include such indeterminate number of common shares as may be issuable with respect to the shares being registered hereunder as a result of share dividends, share splits or similar transactions.

(2)	Includes such indeterminate amount of securities as may be issued upon exercise, conversion or exchange of, pursuant to anti-dilution adjustments, or pursuant to a share dividend, share split or similar transaction with respect to securities that provide for such issuance, exercise, conversion, exchange, adjustment, share split or similar transaction. Separate consideration may or may not be received for any of these securities.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. In no event will the aggregate offering price of all securities sold by the registrant from time to time pursuant to this registration statement exceed $15,674,184. Pursuant to Rule 457(o), the registration fee is calculated based on the maximum aggregate offering price of all securities listed.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Aggregate Offering Amount Associates with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Neovasc Inc.	F-10	333- 255293	April 16, 2021	N/A	$1,453.00	Unallocated (Universal) Shelf			$150,000,000
Fee Offset Sources	Neovasc Inc.	F-10	333- 255293		April 16, 2021						$16,365.00